UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1933

June 19, 2018
Date of Report (date of Earliest Event Reported)

Poverty Dignified, Inc.
(Name of small business issuer in its charter)

Nevada	7389	46-3754609
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

John Kevin Lowther

CEO

330 Grapevine Highway

Hurst, TX 76054

719-761-1869

Please send a copy of all correspondence to:

Jillian Ivey Sidoti, Esq

PHONE 323-799-1342

jillian@crowdfundinglawyers.net

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Please see the press release below.

Item 2.01 Completion of Acquisition or Disposition of Assets

Please see the press release below.

Item 2.02 Results of Operations and Financial Condition

The Company has issued the following press release following a meeting and action of the Board of Directors.

My Power Solutions, Inc. Ceases Operations in Rural South African Communities

Following Operational Review

Board of Directors “No Confidence” Vote Based on Poor Performance of South African Operations

HURST, TX – June 19, 2018 – Poverty Dignified, Inc. (OTCQB: PVDG) (“Poverty Dignified” or the “Company”). Based on a recent performance review by Poverty Dignified Inc.’s Board of Directors, the decision has been made to withdraw all operations of its wholly owned subsidiary, My Power Solutions, Inc., in South Africa. My Power Solutions provides affordable, practical, electricity, connectivity and digital education – through solar technology – that empowers essential needs in rural areas across the globe.

The board’s 24-month performance and on-the-ground assessment determined that the South African My Power Solutions management team and operating structure had failed to secure adequate revenue. Following the review process, the Board of Directors determined that specific issues resulted in Poverty Dignified’s market capitalization falling from approximately $17 million on October 25, 2017, when minimal trading activity began, to approximately $1.9 million at May 31, 2018.

My Power Solutions, Inc. incurred a net loss of approximately $504,000 for the fiscal year ended August 31, 2017, as compared to a net loss of only approximately $94,000 for the fiscal year ended August 31, 2016. With no revenues generated from its operations during the six months ended February 28, 2018, My Power Solutions, Inc. generated an additional net loss of approximately $219,000. In addition to the lack of revenues, other contributing factors included higher expenses than originally projected due to training, the implementation of solar installations and the instability of the political environment.

“Poverty Dignified remains committed to providing rural communities access to reliable electricity and connectivity to advance communication capabilities, education infrastructure and creating economic opportunity,” said Kevin Lowther, CEO, Poverty Dignified, Inc. “Poverty Dignified is currently in the planning stages to recapitalize and reorganize to create a new, more streamlined operation with significant shifts in market strategy that leverage existing experience in the region.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 19, 2018

Poverty Dignified, Inc.

By:	/s/ George C. Critz, III
George C. Critz, III
Chief Financial Officer

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